UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

KOHL’S CORPORATION
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

Supplement No. 1 to

PROXY STATEMENT

Dated March 26, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF KOHL’S CORPORATION TO BE HELD ON MAY 13, 2020

The following press release relates to the proxy statement (the “Proxy Statement”) of Kohl’s Corporation (the “Company”) dated March 26, 2020, furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 13, 2020 at 3:00 p.m. Central time.

The following amends the Proxy Statement:

How many votes may be cast by all shareholders?

A total of 156,010,155 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

Except for the change of location of the Annual Meeting, the number of votes that may be cast at the meeting and the related information set forth herein, this Supplement does not revise or update any other information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The date of this Proxy Statement Supplement is April 21, 2020.

Kohl’s to Hold Virtual 2020 Annual Meeting of Shareholders

MENOMONEE FALLS, Wis. — April 21, 2020 — Kohl’s Corporation (NYSE:KSS) today announced that its 2020 Annual Meeting of Shareholders has been changed to a virtual-only meeting, instead of an in-person meeting, due to continued public health precautions regarding in-person gatherings and to support the health and well-being of shareholders and other meeting participants given the COVID-19 pandemic. As a result, shareholders will not be able to attend the Annual Meeting in-person.

The details for the virtual meeting are:

Virtual Meeting Date: Wednesday, May 13, 2020

Virtual Meeting Time: 8:00 a.m. (CDT)

Virtual Meeting Link: https://www.virtualshareholdermeeting.com/KSS2020

Shareholders of record at the close of business on March 11, 2020, are invited to register for the meeting and vote their shares in advance through www.proxyvote.com, toll-free phone number, or mail, as communicated in the previously-distributed proxy materials. While voting in advance is not necessary, it will ensure shareholder representation at the meeting. Shareholders may still vote during the virtual meeting.

Shareholders will be able to participate in the virtual shareholder meeting, vote shares electronically, and submit questions during the live webcast of the meeting by using the instructions on the virtual meeting website. All shareholders will need their control number to vote or ask questions; the control number can be found on the proxy card, voting instruction form, or other previously-received notices. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual event.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl’s mobile app. Since its founding, Kohl’s has given more than $750 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com